EXHIBIT 3.3

BY-LAWS
of
KOPR RESOURCES CORP.
A Delaware Corporation

ARTICLE I - OFFICES

1.1           Registered Office.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2           Additional Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1           Location of Meetings.  All meetings of the stockholders for the election of directors shall be held in the State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2           Annual Meetings.  Annual meetings of stockholders shall be held each year in the month of May, unless otherwise directed by the Board of Directors, at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the common stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.  “Common Stockholders” shall mean the holders of Common Stock of the corporation as duly reflected on the stock ledger of the corporation.

2.3           Notice of Meetings.  Written notice of the annual meeting stating the place, date and hour of the meeting, and the means by which any remote communications shall be utilized for purposes of attending and participating in such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

2.4           Participation and Attendance at Meetings.  If the directors shall provide for the participation of meetings of stockholders by means of remote communication, stockholders shall be considered present and may participate and vote in the meeting if they shall avail themselves of such remote communication services provided for by the directors.  Any such meeting conducted in whole or in part by means of remote communication shall be conducted by reasonable measures as directed by the directors to ensure verification of participating and voting is by a stockholder and that stockholders shall have a reasonable opportunity to participate in the meeting and vote on matters submitted to the stockholders for which they are entitled to vote, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and if any stockholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.5           Stockholder Records.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, with sufficient access information contained in the notice of such meeting or (b) during normal business hours at the principal place of business of the corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.6           Calling of Special Meetings.  Unless otherwise prescribed by statute or by the certificate of incorporation, special meetings of the stockholders entitled to vote on the matter, for any purpose or purposes, may be called by the Chief Executive Officer or President and shall be called by the Chief Executive Officer, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning twenty percent (20%) of the entire capital stock of the corporation issued and outstanding and entitled to vote on the matter.  Such request shall state the purpose or purposes of the proposed meeting.

2.7           Notice of Special Meetings.  Written notice of a special meeting stating the place, date and hour of the meeting, and the means by which any remote communications shall be utilized for purposes of attending and participating in such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

2.8           Purpose of Meetings.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.9           Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10         Voting Approval.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.11         Voting.  Unless otherwise provided in the Certificate of Incorporation, each stockholder having voting power on the matter shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  All voting may (except where otherwise required by law) be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken.  The corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, count the votes, decide the results and make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.12         Action without Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a person or persons authorized to act for a stockholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or by a person or persons authorized to act for the stockholder and (b) the date on which such stockholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent of stockholders entitled to vote or consent on the matter shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation.

2.13         Presiding Over Meetings.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders.  In the absence or inability to act of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or a Vice President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside.  The Secretary of the corporation shall act as Secretary of each meeting of the stockholders.  In the event of his or her absence or inability to act, the Chairman of the meeting shall appoint a person who need not be a stockholder to act as Secretary of the meeting.

2.14         Conducting Meetings.  Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order.  The presiding officer of the meeting shall establish an agenda for the meeting.  The presiding officer’s rulings on procedural matters shall be final.  The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

ARTICLE III - DIRECTORS

3.1           Directors.  The number of directors which shall constitute the whole board shall be not less than one or more than seven.  The first board shall consist of one director.  Thereafter, within the limits above specified, the number of directors shall be determined by resolution unanimously approved by the Board of Directors or, in the absence of a determination by the Board of Directors, then by the Common Stockholders at the annual meeting.  The directors shall be elected at the annual meeting of the Common Stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his or her earlier resignation or removal.  Directors need not be stockholders.

3.2           Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until his or her earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute, subject to the provisions of the Certificate of Incorporation.  If, at the time of filling any vacancy or any newly created directorship by the directors then in office, such that the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such vacancy or increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

3.3           Management of Corporation.  The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS

4.1           Meetings.  The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

4.2           First Meeting.  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

4.3           Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

4.4           Special Meetings.  Special meetings of the board may be called by the Chief Executive Officer or President on twenty-four hours’ notice to each director, either personally or by mail or by facsimile communication; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of one director unless the board consists of only one director; in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole director.

4.5           Quorum.  At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.6           Informal Action.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or paper forms of any electronic transmission(s) are filed with the minutes of proceedings of the board or committee.

4.7           Participation in Meetings.  Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by any means permitted under the General Corporation Law of Delaware (including participation in a meeting of the Board of Directors, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other), and any such participation in a meeting shall constitute presence in person at the meeting.

4.8           Presiding Over Meetings.  The Chairman of the Board of Directors shall preside at all meetings of the directors.  In the absence or inability to act of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or a Vice President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside.  The Secretary of the corporation shall act as Secretary of each meeting of the directors.  In the event of his or her absence or inability to act, the Chairman of the meeting shall appoint a person who need not be a stockholder to act as Secretary of the meeting.

4.9           Conducting Meetings.  Meetings of the directors be conducted in a fair manner but need not be governed by any prescribed rules of order.  The presiding officer of the meeting shall establish an agenda for the meeting.  The presiding officer’s rulings on procedural matters shall be final.  The presiding officer is authorized to impose reasonable time limits on the remarks of individual board member and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

4.10         Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.11         Committees.

 (a)           The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any member of any committee appointed by the Board of Directors, or the entire membership of such committee, may be removed, with or without cause, by the vote of a majority of the Board of Directors.

 (b)           In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

 (c)           Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

 (d)           Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.12         Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

4.13         Removal and Resignation of Directors.  Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote in the election of directors.  Any director of the corporation may resign at any time by giving notice in writing or electronic transmission to the Board of Directors, the Chairman, the Chief Executive Officer or the President.  Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE V - NOTICES

5.1           Notice.  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in any manner as prescribed by the General Corporation Law of Delaware.

5.2           Wavier of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI - OFFICERS

6.1           Officers.  The officers of the corporation shall be chosen by the Board of Directors and shall include a President, a Vice-President, a Secretary and a Treasurer.  The Board of Directors may also appoint a Chairman of the board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Vice President of Development Services, one or more Senior Vice-Presidents, additional Vice-Presidents, and one or more assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

6.2           Election of Officers.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, President, one or more Vice-Presidents, a Secretary and a Treasurer.  Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

6.3           Compensation of Officers.  The salaries and other compensation of all officers and agents of the corporation shall be fixed by the Board of Directors.

6.4           Term of Officers.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

6.5           Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect.  The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time prescribe.

6.6            Chief Executive Officer.  The Board of Directors may select a Chief Executive Officer of the corporation who, if appointed, shall be subject to the control of the Board of Directors and have general supervision, direction and control of the business and the officers of the corporation.  The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the board, at all meetings of the Board of Directors.  The Chief Executive Officer shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors, and, in connection therewith, shall be authorized to delegate to the President and the other executive officers such of his powers and duties as Chairman of the board at such times and in such manner as he may deem to be advisable.  In general, he shall discharge all duties incident to such office and such other duties as may be prescribed by the Board of Directors from time to time.  Except where by law or by order of the Board of Directors the signature of the President is required, the Chief Executive Officer shall have the same power as the President to execute instruments on behalf of the corporation.

6.7           President.  The President shall act at the direction of the Chief Executive Officer and the Board of Directors and shall be the executive officer next in authority to the Chief Executive Officer.  If there shall be no Chief Executive Officer, or in his or her absence or inability or refusal to act, then the President shall perform the duties prescribed for such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The President shall assist the Chief Executive Officer in the management of the business of the corporation, and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

6.8           Senior Vice-President(s).  In the absence of the President or in the event of his inability or refusal to act, the Senior Vice-President (or in the event there be more than one Senior Vice-President, the Senior Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Senior Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6.9           Vice-President(s).  In the absence of the Senior Vice-President or in the event of their inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Senior Vice-President(s), and when so acting, shall have all the powers of and be subject to all the restrictions upon the Senior Vice-President(s).  The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6.10         Chief Financial Officer.  The Board of Directors may select a Chief Financial Officer who, if appointed, shall be subject to the control of the Board of Directors, the Chief Executive Officer and the President, and shall be the principal financial and accounting officer of the corporation.  The Chief Financial Officer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the Chief Financial Officer and such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time prescribe.  The duties and role of Treasurer, as set forth herein shall be subsumed by the Chief Financial Officer if one is appointed where no separate Treasurer is appointed.  If there shall also be a separate Treasurer, the Treasurer shall perform his duties at the direction of the Chief Financial Officer, the President and the Board of Directors.  If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties as Chief Financial Officer in such sum and with such surety or sureties as the Board of Directors may determine.

6.11         Chief Operating Officer.         The Chief Operating Officer shall be the chief operating officer of the Company, and as such shall direct the operations of the Company within the limits prescribed by the Chief Executive Officer, the President and the Board of Directors.  He shall have such other powers and duties as the Chief Executive Officer, the President or the Board of Directors may assign to him from time to time.  He may (i) sign, alone or with the Secretary or any other proper officer of the Company thereunto authorized by the Board of Directors, any policies, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, (ii) notwithstanding the foregoing, sign, alone or with the Secretary or any other proper officer of the corporation, contracts, documents or other instruments in the ordinary course of business consistent with past practice, and (iii) appoint and discharge agents and employees of the corporation except those that are appointed by the Chief Executive Officer, the President or the Board of Directors.  He shall, in general, perform all duties incident to the office of Chief Operating Officer.

6.12         Chief Technology Officer.  The Chief Technology Officer shall advise the Board and the Chief Executive Officer on software and hardware technology, software architecture development, information technology and other technical issues related to the matters which they consider and shall oversee the technology functions of the corporation.  The Chief Technology Officer shall identify and evaluate trends in technologies and economic and regulatory issues, assist the Chief Executive Officer in developing strategic goals and objectives for the Corporation, and perform all other duties as may be incident thereto or as otherwise assigned by the Board of Directors or the Chief Executive Officer.

6.13         Vice President of Development Services.  The Vice President of Development Services shall advise the Board, the Chief Executive Officer and Chief Technology Officer on product development, product positioning, product performance, developing product road maps and other issues related to the matters which they consider and shall generally oversee the product development of the corporation.  The Vice President of Development Services shall be responsible for identifying and evaluating trends in product development, competitive offerings and positioning and market requirements, and shall work with all operational areas of the corporation in connection with the foregoing.  The Vice President of Development Services shall assist the Chief Executive Officer and Chief Technology Officer in developing strategic goals and objectives for the Corporation, including, without limitation, defining and executing global product strategy and development, and shall perform all other duties as may be incident thereto or as otherwise assigned by the Board of Directors or the Chief Executive Officer.

6.14         Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

6.15         Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6.16         Treasurer and Assistant Treasurers.

 (a)           The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

 (b)           He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

 (c)           If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

 (d)           He shall perform all duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Board of Directors and the President; provided, that if there shall also be appointed a Chief Financial Officer, the Treasurer shall perform his duties at the direction of the Chief Financial Officer, President and Board of Directors.

 (e)           The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VII - CERTIFICATES FOR SHARES

7.1           Certificates.  The shares of the corporation shall be represented by a certificate or shall be uncertificated.  Certificates shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer- or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.

7.2           Classes of Stock.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.3           Uncertificated Shares.  Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4           Signatures on Certificates.  Any of or all the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.5           Lost Certificates.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

7.6           Transfer of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

7.7           Fixing of Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

7.8           Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII - CONFLICT OF INTERESTS

8.1           Contract or Relationship Not Void.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if:

 (a)    the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

 (b)   the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

 (c)  the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

8.2           Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX - GENERAL PROVISIONS

9.1           Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

9.2           Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3           Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

9.4           Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.5           Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

9.6           Seal.  The corporation may have, but shall not be required to have, a corporate seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

9.7           Indemnification.  The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware and as may be set forth in the corporation’s Certificate of Incorporation.

9.8           Stock in Other Corporations.  Shares of any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the corporation, or by any proxy appointed in writing by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the corporation may be endorsed for sale or transfer in the name of the corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the corporation or by any other officer or officers thereunto authorized by the Board of Directors.  Shares belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Chief Financial Officer or of any other nominee designated for the purpose of the Board of Directors.

ARTICLE X - AMENDMENTS

These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.  Notwithstanding the foregoing, the provisions of Sections 2.2, 2.6, 2.11, 3.1, 4.4 and Article X, shall not be altered, amended or repealed without the approval of a majority of stockholders entitled to vote or consent on the matter.